                         RESERVE MANAGEMENT CORPORATION
                          DEFINED BENEFIT PENSION PLAN

                 AND ALL SUPPORTING FORMS HAVE BEEN PRODUCED FOR

                              FINDLEY DAVIES, INC.



Copyright 1999 Corbel
All Rights Reserved

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                         RESERVE MANAGEMENT CORPORATION
                          DEFINED BENEFIT PENSION PLAN

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                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
                                 ADMINISTRATION

2.1       POWERS AND RESPONSIBILITIES OF THE EMPLOYER                        14
2.2       DESIGNATION OF ADMINISTRATIVE AUTHORITY                            15
2.3       POWERS AND DUTIES OF THE ADMINISTRATOR                             15
2.4       RECORDS AND REPORTS                                                16
2.5       APPOINTMENT OF ADVISERS                                            16
2.6       PAYMENT OF EXPENSES                                                17
2.7       CLAIMS PROCEDURE                                                   17
2.8       CLAIMS REVIEW PROCEDURE                                            17

                                   ARTICLE III
                                   ELIGIBILITY

3.1       CONDITIONS OF ELIGIBILITY                                          18
3.2       EFFECTIVE DATE OF PARTICIPATION                                    18
3.3       DETERMINATION OF ELIGIBILITY                                       18
3.4       TERMINATION OF ELIGIBILITY                                         18
3.5       ELECTION NOT TO PARTICIPATE                                        18

                                   ARTICLE IV
                           CONTRIBUTION AND VALUATION

4.1       ESTABLISHMENT OF COMPANY CONTRIBUTION ACCOUNTS                     19
4.2       EMPLOYER CONTRIBUTIONS                                             19
4.3       CREDITED INTEREST                                                  20
4.4       MONTHLY VALUATION                                                  21
4.5       MINIMUM BENEFIT AND PRIOR PLAN GUARANTEES                          21
4.6       PAYMENT OF CONTRIBUTIONS                                           21
4.7       ACTUARIAL METHODS                                                  21
4.8       TRANSFERS FROM QUALIFIED PLANS                                     21

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                                    ARTICLE V
                                    BENEFITS

5.1       RETIREMENT BENEFITS                                                23
5.2       MINIMUM BENEFIT REQUIREMENT FOR TOP HEAVY PLAN                     24
5.3       PAYMENT OF RETIREMENT BENEFITS                                     25
5.4       DISABILITY RETIREMENT BENEFITS                                     26
5.5       DEATH BENEFITS                                                     27
5.6       TERMINATION OF EMPLOYMENT BEFORE RETIREMENT                        29
5.7       DISTRIBUTION OF BENEFITS                                           32
5.8       DISTRIBUTION OF BENEFITS UPON DEATH                                36
5.9       TIME OF DISTRIBUTION                                               39
5.10      DISTRIBUTION FOR MINOR BENEFICIARY                                 39
5.11      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN                     40
5.12      EFFECT OF SOCIAL SECURITY ACT                                      40
5.13      QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION                    40
5.14      LIMITATION OF BENEFITS ON TERMINATION                              40
5.15      ELIMINATION OF LOOKBACK RULE                                       42

                                   ARTICLE VI

                          CODE SECTION 415 LIMITATIONS

6.1       ANNUAL BENEFIT                                                     42
6.2       MAXIMUM ANNUAL BENEFIT                                             42
6.3       ADJUSTMENTS TO ANNUAL BENEFIT AND LIMITATIONS                      43
6.4       ANNUAL BENEFIT NOT IN EXCESS OF $10,000                            45
6.5       PARTICIPATION OR SERVICE REDUCTIONS                                45
6.6       MULTIPLE PLAN REDUCTION                                            45
6.7       INCORPORATION BY REFERENCE                                         48
6.8       BENEFIT INCREASES                                                  48

                                   ARTICLE VII
                                     TRUSTEE

7.1       BASIC RESPONSIBILITIES OF THE TRUSTEE                              48

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7.2       INVESTMENT POWERS AND DUTIES OF THE TRUSTEE                        49
7.3       OTHER POWERS OF THE TRUSTEE                                        49
7.4       LOANS TO PARTICIPANTS                                              52
7.5       DUTIES OF THE TRUSTEE REGARDING PAYMENTS                           54
7.6       TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES                      54
7.7       ANNUAL REPORT OF THE TRUSTEE                                       54
7.8       AUDIT                                                              55
7.9       RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE                     55
7.10      TRANSFER OF INTEREST                                               56
7.11      DIRECT ROLLOVER                                                    56

                                  ARTICLE VIII
                                 PLAN AMENDMENT

8.1       AMENDMENT                                                          57

                                   ARTICLE IX
                                PLAN TERMINATION

9.1       TERMINATION                                                        58
9.2       LIMITATION OF BENEFITS ON PLAN TERMINATION                         61

                                    ARTICLE X
                   MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

10.1      REQUIREMENTS                                                       61

                                   ARTICLE XI
                                    TOP HEAVY

11.1      TOP HEAVY PLAN REQUIREMENTS                                        62
11.2      DETERMINATION OF TOP HEAVY STATUS                                  62

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1      PARTICIPANT'S RIGHTS                                               66
12.2      ALIENATION                                                         66
12.3      CONSTRUCTION OF PLAN                                               67

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12.4      GENDER AND NUMBER                                                  67
12.5      LEGAL ACTION                                                       67
12.6      PROHIBITION AGAINST DIVERSION OF FUNDS                             67
12.7      BONDING                                                            68
12.8      EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE                         68
12.9      INSURER'S PROTECTIVE CLAUSE                                        68
12.10     RECEIPT AND RELEASE FOR PAYMENTS                                   68
12.11     ACTION BY THE EMPLOYER                                             69
12.12     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY                 69
12.13     HEADINGS                                                           69
12.14     APPROVAL BY INTERNAL REVENUE SERVICE                               70
12.15     UNIFORMITY                                                         70

                                  ARTICLE XIII
                             PARTICIPATING EMPLOYERS

13.1      ADOPTION BY OTHER EMPLOYERS                                        70
13.2      REQUIREMENTS OF PARTICIPATING EMPLOYERS                            70
13.3      DESIGNATION OF AGENT                                               71
13.4      EMPLOYEE TRANSFERS                                                 71
13.5      AMENDMENT                                                          72
13.6      DISCONTINUANCE OF PARTICIPATION                                    72
13.7      ADMINISTRATOR'S AUTHORITY                                          72

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                         RESERVE MANAGEMENT CORPORATION
                          DEFINED BENEFIT PENSION PLAN

     THIS AGREEMENT, hereby made and entered into this __________ day of ______________________________, by and between Reserve Management Corporation (herein referred to as the "Employer") and Bruce Bent, Sr., Bruce Bent II and Arthur Bent (herein referred to as the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Employer heretofore established a Pension Plan and Trust effective June 1, 1977, (hereinafter called the "Effective Date") known as Reserve Management Corporation Defined Benefit Pension Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

     WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

     NOW, THEREFORE, effective January 1, 1997, except as otherwise provided, the Employer and the Trustee in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend the Plan in its entirety and restate the Plan to provide as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 "Accrued Benefit" means an annual annuity benefit in the form provided in Sections 5.1 and 5.7 commencing at Normal Retirement Age that is the Actuarial Equivalent of the Employee's Company Contribution Account as determined under Article IV as of Normal Retirement Age.

     For purposes of determining a Participant's Accrued Benefit at any date before Normal Retirement Age, the Participant's Company Contribution Account shall be projected to Normal Retirement Age using the Crediting Rate specified in Section 4.3 that is applicable to the time at which the determination is being made. It shall be assumed for this calculation that such interest rate remains constant for all such future periods and no further Employer contributions will be made.

     A Participant's Accrued Benefit under the Plan will not be less than his Accrued Benefit as of May 31, 1988 under the provisions of the Plan as in effect on December 31, 1988. In addition, effective with the later of the adoption date of the earliest amendment using the GATT mortality rates and the first day of the Plan Year beginning after December 31, 1999, the Accrued Benefit as of the day preceding such date will be a minimum benefit recognized only to the extent required by law; otherwise, the Accrued Benefit will be as described above.


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     Notwithstanding the above, a Participant's Accrued Benefit derived from
Employer contributions shall not be less than the minimum Accrued Benefit, if any, provided pursuant to Section 5.2.

     1.2 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.3 "Actuarial Equivalent" has the meaning provided in paragraph (a) for the period beginning with the later of January 1, 2000 and the adoption date of the 2002 Restatement of the Plan and in paragraph (b) for the period prior to the later of January 1, 2000 and the adoption date of the 2002 Restatement of the Plan (but after December 31, 1988).

     Notwithstanding the above, from January 1, 2000 through the adoption date of the 2002 Restatement of the Plan, lump sums will be calculated using whichever of paragraph (a) or (b) produces the greater amount.

     (a) "Actuarial Equivalent " means, effective as stated above, a form of benefit differing in time, period, or manner of payment from a specific benefit provided under the Plan but having the same value when computed using the 1983 Group Annuity Mortality Table (50% male and 50% female) and interest rates of the average rate of 3-month Treasury Bills for that Plan Year, rounded to the next lower (or coincident) integral whole number, but not less than the lesser of seven (7) percent or the average 30-year Treasury Constant Maturity Rates for the month two months prior to the first month of the Plan Year in which the distribution is made.

     For purposes of computing the lump sum value of the Normal Retirement Benefit as defined in Sections 5.1 and 5.7, and for the purposes of computing the Top-Heavy ratio described in Section 11.2, the following assumptions will be used in determining the Actuarial Equivalent of a Participant's Accrued Benefit:

     (1) Applicable Interest Rate: The Applicable Interest Rate shall be the average 30-year Treasury Constant Maturity Rates for the month two months prior to the first month of the Plan Year in which the distribution is made

     (2) Applicable Mortality Table: The Applicable Mortality Table shall be based on the prevailing Commissioner's Standard Table described in Code
     Section 807(d)(5)(A) used to determine reserves for group annuity contracts issued on the date as of which the present value is being determined without regard to any other subparagraph of Code Section 807(d)(5) and, until such time as revised by the Commissioner, shall be the 1983 Group Annuity Mortality Table with a 50%/50% blend of the male and female rates.

     Because the Normal Retirement Benefit is an increasing life annuity both before and after commencement of payment with the annual rate of increase equal to the actuarial assumption for the interest rate, the computation of the lump sum is independent of the interest rate. Thus, the Actuarial Equivalent conversion of the Company Contribution Account to the Accrued Benefit at Normal Retirement Age is determined by dividing the Company Contribution


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Account by the life expectancy at age 65 using the 1983 Group Annuity Mortality
Table with a 50%/50% blend of the male and female rates which is 18.70.

     (b) Previously, "Actuarial Equivalent" meant a form of benefit differing in time, period, or manner of payment from a specific benefit provided under the Plan but having the same value when computed using the UP 1984 (Unisex) Mortality Table and interest rates of the average rate of 3-month Treasury Bills for that Plan Year, rounded to the next lower (or coincident) integral whole number, but not less than the lesser of seven (7) percent or the rate or rates of interest used by the Pension Benefit Guaranty Corporation (PBGC) for valuing annuities on a termination basis, as of the first day of the Plan Year in which the distribution is made.

     For purposes of computing the lump sum value of the Normal Form of Benefit as defined in Sections 5.1 and 5.7, and for the purposes of computing the Top-Heavy ratio described in Section 11.2, the following assumptions will be used in determining the Actuarial Equivalent:

     (1) Interest, prior and subsequent to age 65 - the rate or rates of interest used by the PBGC for valuing annuities on a termination basis, as of the first day of the Plan Year in which the distribution is made;

          (a) the "applicable interest rate" if the resulting present value of the benefit is $25,000 or less; or

          (b) 120% of the "applicable interest rate" if the present value under paragraph (a) exceeds $25,000. In no event shall the present value under this paragraph (b) be less than $25,000.

          For this purpose, the "applicable interest rate" shall mean the interest rate which would be used, determined as of the first day of the Plan Year in which a distribution occurs, by the Pension Benefit Guaranty Corporation for the purpose of determining the present value of a lump-sum distribution on plan termination. However, if a Plan amendment (including this amendment and restatement) changes the time for determining the "Section 417 interest rate" and the amendment is effective on or after the adoption date, any distribution in the one-year period commencing at the time the Plan amendment is effective must use the rate determined under the Plan, either before or after the amendment, that results in the larger Accrued Benefit. If the Plan amendment (including this amendment and restatement) is effective prior to the adoption date, the Plan must use the rate resulting in the larger Accrued Benefit for the period beginning with the effective date and ending one-year after the adoption date.

     (2)  Mortality - mortality based on UP 1984 (Unisex) Mortality Table.

     Because the Normal Retirement Benefit is an increasing life annuity both before and after commencement of payment with the annual rate of increase equal to the actuarial assumption for the interest rate, the computation of the lump sum is independent of the interest rate. Thus, the


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Actuarial Equivalent conversion of the Company Contribution Account to the
Accrued Benefit at Normal Retirement Age is determined by dividing the Company Contribution Account by the life expectancy at age 65 using the UP 1984 (Unisex) Mortality Table which is 15.35.

     (c) The "Section 417 interest rate" limitations shall not apply to annuity contracts distributed to or owned by a Participant prior to September 17, 1985, unless additional contributions are made under the Plan by the Employer with respect to such contracts. In addition, the "Section 417 interest rate" limitations shall not apply to annuity contracts owned by the Employer or distributed to or owned by a Participant prior to the first Plan Year after December 31, 1988, if the annuity contracts satisfied the requirements in Regulations 1.401(a)-11T and 1.417(e)-1T. The preceding sentence shall not apply if additional contributions are made under the Plan by the Employer with respect to such contracts on or after the beginning of the first Plan Year beginning after December 31, 1988.

     No amendment shall result in a reduction of a Participant's Accrued Benefit as defined in Code ss.411(d)(6) or ERISA ss.204(g), other than a change or reduction which would be permitted by those Sections or other applicable law.

     1.4 "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

     1.5 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

     1.6 "Age" means age at last birthday.

     1.7 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, used to determine Top Heavy Plan status under the provisions of a defined contribution plan included in any Aggregation Group (as defined in Section 11.2).

     1.8 "Anniversary Date" means December 31.

     1.9 "Annuity Starting Date" means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity or any other form.

     1.10 "Beneficiary" means the person designated as provided in Section 5.5 to receive the benefits which are payable under the Plan upon or after the death of a Participant.

     1.11 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.


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     1.12 "Company Contribution Account" means the notational account established to record a Participant's interest in the Plan.

     1.13 "Compensation" with respect to any Participant means such Participant's wages for the Plan Year within the meaning of Code Section 3401(a) (for the purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

          For purposes of this Section, the determination of Compensation shall be made by:

               (a) excluding bonuses.

               (b) including commissions up to $50,000 for Employees who have a salary less than $50,000 and receive commissions, up to a maximum Compensation amount of $50,000.

          Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code
Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Years beginning with or within such calendar year. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in a Plan Year beginning after December 31, 1993, the Compensation for that prior determination period is subject to the adjusted compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the annual compensation limit is $150,000. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

          Effective with Plan Years beginning after December 31, 1996, the aggregation rules of Code Section 414(q) as in effect prior to the Small Business Job Protection Act of 1996 and Code Section 401(a)(17) are eliminated.

          The annual Compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000.

     1.14 "Compensation Breakpoint" means the following levels of Compensation for the following Plan Years:

                  PLAN YEAR                                   BREAKPOINT
                    1986                                        $30,000
                    1987                                        $31,000
                    1988                                        $32,000

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
                    1989                                        $33,000
                    1990                                        $34,000
                    1991 and thereafter                         $35,000


     1.15 "Contract" or "Policy" means any life insurance policy, retirement income or annuity policy or annuity contract (group or individual) issued pursuant to the terms of the Plan.

     1.16 "Earliest Retirement Age" means the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

     1.17 "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55, and has completed at least ten Years of Service with the Employer (Early Retirement Age).

     A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

     1.18 "Eligible Employee" means any Employee.1.18 p.66

          Individuals who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

          Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

     1.19 "Employee" means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

     Further, the term "Employee" shall not include any independent contractor, any individual who is leased to the Employer under contract regardless of the hours worked or the length of contractual period, contract worker, any individual working on special assignment, any individual who waived benefits, any individual who has not been designated as of the initial date of the relationship as an employee, and any other individual of similar status, treatment, or designation by the Employer. Any subsequent determination or redetermination that such individual is, was, or may have been an employee shall not affect the initial treatment by this Plan of that individual as excluded from employee status and no individual shall be made retroactively eligible. Any such determination or redetermination of such status may only affect the future treatment of that individual as eligible for this Plan and only after the Employer has designated that individual as eligible.

     1.20 "Employer" means Reserve Management Corporation and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a

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corporation, with principal offices in the State of New York. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 13.1) which shall adopt this Plan.

     1.21 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

     1.22 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

     1.23 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

     1.24 "415 Compensation" with respect to any Participant means such Participant's wages for the Plan Year within the meaning of Code Section 3401(a) (for the purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     1.25 "Freeze Date" means December 31, 2000.

     1.26 "Highly Compensated Employee" means, for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

               (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in Section 1.31(c).

               (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $80,000.

          The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amounts specified in (b), (c) and (d) above shall be prorated based upon the number of months in the "lag period."

          For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under

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Code Sections 125, 132(f)(4) for Plan Years beginning after December 31, 2000,
402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amount specified in (b) above shall be adjusted at such time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996. In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year in which the "look-back year" begins.

          In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

     1.27 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this Section, "determination year," "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.26. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

     1.28 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

     1.29 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference);

(3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

          Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

     1.30 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

     1.31 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

               (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

               (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section
          318) both more than one-half percent interest and the largest interests in the Employer.

               (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
          (m) and (o) shall be treated as separate employers.

               (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
          (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

          For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4) for calendar years beginning after December 31, 2000, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

     1.32 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

     1.33 "Leased Employee" means, for Plan Years beginning after December 31, 1996, any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

               (a) if such employee is covered by a money purchase pension plan providing:

               (1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee
               contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

               (2)  immediate participation; and

               (3)  full and immediate vesting; and

               (b) if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

     1.34 "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee.

     1.35 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

     1.36 "Normal Retirement Age" means the Participant's 65 birthday, or his 5th anniversary of joining the Plan, if later. A Participant shall become fully Vested in his Normal Retirement Benefit upon attaining his Normal Retirement Age.

     1.37 "Normal Retirement Date" means first day of the month coinciding with or next following the Participant's Normal Retirement Age.

     1.38 "Old Law Benefit" means the Participant's Accrued Benefit under the terms of the Plan as of the Freeze Date, for the Annuity Starting Date and optional form and taking into account the limitations of Code Section 415, as in effect on December 7, 1994, including the participation requirements under Code
Section 415(b)(5). In determining the amount of a Participant's Old Law Benefit, the following shall be disregarded:

               (a) any Plan amendment increasing benefits adopted after the Freeze Date; and

               (b) any cost of living adjustments that become effective after such date.

          A Participant's Old Law Benefit is not increased after the Freeze Date, but if the limitations of Code Section 415, as in effect on December 7, 1994, are less than the limitations that were applied to determine the Participant's Old Law Benefit on the Freeze Date, then the

Participant's Old Law Benefit shall be reduced in accordance with such reduced limitation. If, at any date after the Freeze Date, the Participant's total Plan benefit, before the application of Code Section 415, is less than the Participant's Old Law Benefit, the Old Law Benefit shall be reduced to the Participant's total Plan Benefit.

     1.39 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

          "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

          A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

     1.40 "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

     1.41 "Plan" means this instrument, including all amendments thereto.

     1.42 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

     1.43 "Plan Year of Service" means a Plan Year during which an Employee is a Participant and completes 1,000 Hours of Service. However, in determining whether a Participant has completed a Plan Year of Service in a short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

     1.44 "Pre-Retirement Survivor Annuity" is an immediate annuity form of payment for the life of the surviving spouse of a Participant who dies prior to his Annuity Starting Date.

     1.45 "Present Value of Accrued Benefit" means the Actuarial Equivalent lump-sum amount of a Participant's Accrued Benefit at date of valuation. Notwithstanding the foregoing, the Present Value of Accrued Benefit for the determination of Top Heavy Plan status shall be made exclusively pursuant to the provisions of Section 11.2.

     1.46 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

     1.47 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

     1.48 "Retirement Date" means the date as of which a Participant retires whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 5.1).

     1.49 "Social Security Retirement Age" means the age used as the retirement age under Section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor and as if the early retirement age under Section 216(l)(2) of such Act were 62.

     1.50 "Super Top Heavy Plan" means a plan described in Section 11.2(b).

     1.51 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death or retirement.

     1.52 "Top Heavy Plan" means a plan described in Section 11.2(a).

     1.53 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

     1.54 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

     1.55 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

     1.56 "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
Section 414(u).

     1.57 "Vested" means the portion of a Participant's benefits under the Plan that are nonforfeitable.

     1.58 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

     For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

     For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

     The computation period shall be the Plan Year if not otherwise set forth herein.

     Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).

     Years of Service with any Affiliated Employer shall be recognized.

                                   ARTICLE II
                                 ADMINISTRATION

2.1  POWERS AND RESPONSIBILITIES OF THE EMPLOYER

          (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

          (b) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

          (c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2  DESIGNATION OF ADMINISTRATIVE AUTHORITY

     The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

2.3  POWERS AND DUTIES OF THE ADMINISTRATOR

     The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code
Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

     The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

          (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

          (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

          (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

          (d) to maintain all necessary records for the administration of the Plan;

          (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

          (f) to determine the size and type of any Contract to be purchased from any insurer and to designate the insurer from which such Contract shall be purchased. All Policies shall be issued on a uniform basis as of each Anniversary Date with respect to all Participants under similar circumstances;

          (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

          (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

          (i) to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect joint and survivor annuities and Pre-Retirement Survivor Annuities as required by the Act and regulations thereunder;

          (j) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

2.4  RECORDS AND REPORTS

     The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.5  APPOINTMENT OF ADVISERS

     The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries.

2.6  PAYMENT OF EXPENSES

     All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.7  CLAIMS PROCEDURE

     Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.8  CLAIMS REVIEW PROCEDURE

     Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.7 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.7. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE III
                                   ELIGIBILITY

3.1  CONDITIONS OF ELIGIBILITY

     Any Eligible Employee who has completed one (1) Year of Service and has attained age 21 shall be eligible to participate hereunder as of the date he has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

3.2  EFFECTIVE DATE OF PARTICIPATION

     An Eligible Employee shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred).

3.3  DETERMINATION OF ELIGIBILITY

     The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.8.

3.4  TERMINATION OF ELIGIBILITY

          (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his Accrued Benefit under the Plan for each Year of Service completed while a noneligible Employee, until such time as his Accrued Benefit shall be forfeited or distributed pursuant to the terms of the Plan.

          (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

3.5  ELECTION NOT TO PARTICIPATE

     An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.

                                   ARTICLE IV
                           CONTRIBUTION AND VALUATION

4.1  ESTABLISHMENT OF COMPANY CONTRIBUTION ACCOUNTS

     With respect to each Participant, the Trustee shall establish a Company Contribution Account in the name of the Participant in which will be recorded the recorded notational Employer contributions. The initial account balance as of January 1, 1986 for a Participant in the Plan prior to the conversion of the Plan to a cash balance Plan as of January 1, 1986 shall be the Actuarial Equivalent of that Participant's accrued annual benefit as of December 31,1985, based on the 1971 Group Annuity Mortality Table for males with a five year setback and four percent (4%) interest per annum.

4.2  EMPLOYER CONTRIBUTIONS

     For each Plan Year that a Participant is eligible to receive a contribution under this Article IV to his Company Contribution Account, the contribution to such Participant's Company Contribution Account will be calculated as follows:

          (a) For each Year of Service prior to January 1, 1989 while a Participant up to and including the fifth (5th) Year of Service, the Employer shall contribute an amount equal to three percent (3%) of Compensation up to the Compensation Breakpoint for the Plan Year and seven percent (7%) of Compensation in excess of the Compensation Breakpoint for that year.

          For each Year of Service after December 31, 1988 while a Participant up to and including the fifth (5th) Year of Service, the Employer shall contribute an amount equal to three and one-quarter percent (3 1/4%) of Compensation up to the Compensation Breakpoint for the Plan Year and six and one-half percent (6 1/2%) of Compensation in excess of the Compensation Breakpoint for that year.

          (b) For each Year of Service prior to January 1, 1989 while a Participant after the completion of five (5) Years of Service, the Employer shall contribute an amount equal to four percent (4%) of Compensation up to the Compensation Breakpoint for the Plan Year and nine percent (9%) of Compensation in excess of the Compensation Breakpoint for that year.

          For each Year of Service after December 31, 1988 while a Participant after the completion of five (5) Years of Service, the Employer shall contribute an amount equal to four and one-quarter percent (4 1/4%) of Compensation up to the Compensation Breakpoint for the Plan Year and eight and one-half percent (8 1/2%) of Compensation in excess of the Compensation Breakpoint for that year.

          (c) Except as indicated in Subsection 4.2(e) below, all Employer contributions pursuant to (a) and (b) shall be deemed contributed to the Company Contribution Account as of the last day of the Plan Year.

          (d) A contribution equal to the amount determined pursuant to (a) or
     (b) above shall be made for each Participant who completes 1,000 or more Hours of Service.

          (e) Notwithstanding the provisions of Subsection 4.2(d) above, if a Participant terminates employment he shall receive an allocation, which shall be deemed made on the first day of the month following the month he last completes an Hour of Service. Such contribution shall be equal to the contribution which would have been made on the last day of the Plan Year following the date of termination if the Participant had not terminated, based on Compensation to date of termination.

          (f) Notwithstanding the provisions of Subsection 4.2(d) above, if a Participant becomes a Participant on July 1st of a Plan Year, the contribution for that Plan Year will be based on Compensation from July 1 to December 31 of such Plan Year.

          (g) Notwithstanding the provisions of Subsections (a) and (b) above, the Employer shall contribute an amount which is not less than the amount which could have been contributed up to May 31, 1989 under the provision of the Plan as in effect on December 31, 1988.

          (h) The Company Contributions Account will increase annually during each Plan Year at the Crediting Rate described in Section 4.3. With respect to the any contribution to the Company Contribution Account pursuant to this Plan Section 4.2 during any Plan Year, the first such increase will begin in the Plan Year following the Plan Year in which the contribution is earned.

4.3  CREDITED INTEREST

     On the last day of each Plan Year, interest shall be calculated and credited to the Company Contribution Account of each Participant using the Crediting Rate in effect on the last day of such Plan Year.

          (a) the Crediting Rate is the Applicable Interest Rate specified in
     Section 1.3(a)(1) on and after the later of January 1, 2000 and the adoption date of the 2002 Restatement of the Plan, and

          (b) the Crediting Rate is the Applicable Interest Rate specified in
     Section 1.3(b)(1) prior to the later of January 1, 2000 and the adoption date of the 2002 Restatement of the Plan.

4.4  MONTHLY VALUATION

     If it should be necessary to determine the value of the Company Contribution Account for any Participant on the first day of any month other than January, the value of the Account as of January 1 shall be determined pursuant to Section 4.3, and this amount shall be increased for each complete subsequent month at a rate of interest which shall be the Crediting Rate determined pursuant to Section 4.3 applicable to that Plan Year prorated for the number of completed months.

4.5  MINIMUM BENEFIT AND PRIOR PLAN GUARANTEES

     Notwithstanding any provision of this Plan, a Participant in the Plan prior to the amendment of this Plan into a cash balance plan effective January 1, 1989 shall receive a level annual benefit from this Plan which is not less than the Actuarial Equivalent of the analogous annual benefit he would have received if the provisions of the Plan prior to such conversion date had continued in effect to the earlier of the date of his termination of employment or December 31, 1988.

4.6  PAYMENT OF CONTRIBUTIONS

     No contribution shall be required under the Plan from any Participant. The Employer shall pay to the Trustee from time to time such amounts in cash as the Administrator and Employer shall determine to be necessary to provide the benefits under the Plan determined by the application of accepted actuarial methods and assumptions. The method of funding shall be consistent with Plan objectives.

4.7  ACTUARIAL METHODS

     In establishing the liabilities under the Plan and contributions thereto, the enrolled actuary will use such methods and assumptions as will reasonably reflect the cost of the benefits. The Plan assets are to be valued on the last day of the Plan Year (or on any other date determined by the Administrator) using any reasonable method of valuation that takes into account fair market value pursuant to Regulations. There must be an actuarial valuation of the Plan at least once every year.

4.8  TRANSFERS FROM QUALIFIED PLANS

          (a) With the consent of the Administrator, amounts may be transferred to this Plan from other qualified plans by Eligible Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be considered an additional Accrued Benefit and set up in a separate account herein referred to as a "Participant's Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

          (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section.

          (c) Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

          (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of
     Section 5.7, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

          (e) The Administrator may direct that employee transfers made after a Valuation Date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

          (f) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

          (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

          (h) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 8.1.

                                    ARTICLE V
                                    BENEFITS

5.1  RETIREMENT BENEFITS

          (a) The amount of monthly retirement benefit to be provided for each Participant who retires on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his Normal Retirement Benefit).

               The "Normal Retirement Benefit" of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon separation from service at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the "Normal Retirement Benefit." For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments. In the case of a Top Heavy Plan, the "Normal Retirement Benefit" shall not be smaller than the minimum benefit to which the Employee is entitled under Section 5.2.

          (b) A Participant may elect to retire on an Early Retirement Date. In the event that a Participant makes such an election, he shall be entitled to receive an Early Retirement Benefit equal to his Accrued Benefit payable at his Normal Retirement Date. However, if a Participant so elects, he may receive payment of an Early Retirement Benefit commencing on the first day of the month coinciding with or next following his Early Retirement Date which Early Retirement Benefit shall equal his Accrued Benefit adjusted actuarially for early commencement.

          (c) The Normal Retirement Benefit payable to a Participant pursuant to this Section 5.1 shall be an increasing monthly pension commencing on his Retirement Date and continuing for life. However, the form of distribution of such benefit shall be determined pursuant to the provisions of Section 5.7.

          (d) At the request of a Participant he may be continued in employment beyond his Normal Retirement Date. In such event, no retirement benefit will be paid to the Participant until he actually retires, subject, however to any required minimum distributions pursuant to Section 5.7(e). At the close of each Plan Year (which begins after December 31, 1987) prior to his actual Retirement Date, a Participant shall be entitled to a retirement benefit equal to the greater of (1) the Actuarial Equivalent of the monthly retirement benefit such Participant was entitled to at the close of the prior Plan Year, or (2) his Accrued Benefit determined at the close of the Plan Year. The monthly retirement benefit calculated pursuant to this
     Section 5.1(d) shall be offset by the actuarial value (determined pursuant to Section 1.3 of the total benefit distributions (pursuant to Section 5.7(e)) made by the close of the Plan Year.

          (e) If a Former Participant again becomes a Participant, such renewed participation shall not result in duplication of benefits. Accordingly, if he has received a distribution of a Vested Accrued Benefit under the Plan by reason of prior participation (and such distribution has not been repaid to the Plan with interest within a period of the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of 5 consecutive 1-Year Breaks in Service commencing after the distribution), his Accrued Benefit shall be reduced by the Actuarial Equivalent (at the date of distribution) of the Present Value of the Accrued Benefit as of the date of distribution. Any repayment by a Participant shall be equal to the total of:

          (1) the amount of the distribution, and

          (2) interest on (1) above compounded annually at the rate of 120 percent of the federal mid-term rate (as in effect under Code Section 1274 for the first month of a Plan Year) from the date of distribution to the date of repayment.

5.2  MINIMUM BENEFIT REQUIREMENT FOR TOP HEAVY PLAN

          (a) The minimum Accrued Benefit derived from Employer contributions to be provided under this Section for each Employee who is a Participant during a Top Heavy Plan Year shall equal the product of (1) one-twelfth (1/12th) of "415 Compensation" averaged over the five (5) consecutive "limitation years" (or actual number of "limitation years," if less) which produce the highest average, and (2) the lesser of (i) two percent (2%) multiplied by Plan Years of Service, or (ii) twenty percent (20%), expressed as a single life annuity.

          (b) For purposes of providing the minimum benefit under Code Section 416, an Employee who is not a Participant solely because (1) his Compensation is below a stated amount or (2) he declined to make mandatory contributions (if required) to the Plan will be considered to be a Participant. Furthermore, such minimum benefit shall be provided regardless of whether such Employee is employed on a specified date.

          (c) For purposes of this Section, Plan Years of Service for any Plan Year beginning before January 1, 1984, or for any Plan Year during which the Plan was not a Top Heavy Plan shall be disregarded.

          (d) For purposes of this Section, "415 Compensation" for any "limitation year" ending in a Plan Year which began prior to January 1, 1984, subsequent to the last "limitation year" during which the Plan is a Top Heavy Plan, or in which the Participant failed to complete a Plan Year of Service, shall be disregarded.

          (e) For the purposes of this Section, "415 Compensation" shall be limited to $150,000. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

          For purposes of this Section, if the determination of "415 Compensation" is based on "415 Compensation" prior to the first day of the "limitation year" beginning after December 31, 1993, "415 Compensation" in excess of $150,000 shall be disregarded.

          (f) If Section 5.1(c) provides for the Normal Retirement Benefit to be paid in a form other than a single life annuity, the Accrued Benefit under this Section shall be the Actuarial Equivalent of the minimum Accrued Benefit under (a) above pursuant to Section 1.3.

          (g) If payment of the minimum Accrued Benefit commences at a date other than Normal Retirement Date, the minimum Accrued Benefit shall be the Actuarial Equivalent of the minimum Accrued Benefit commencing at Normal Retirement Date pursuant to Section 1.3.

          (h) If an Employee participates in this Plan and a defined contribution plan included in a Required Aggregation Group which is top heavy, the minimum benefits shall be provided under this Plan.

          (i) To the extent required to be nonforfeitable under Section 5.6, the minimum Accrued Benefit under this Section may not be forfeited under Code
     Section 411(a)(3)(B) or Code Section 411(a)(3)(D).

5.3  PAYMENT OF RETIREMENT BENEFITS

     When a Participant retires, the Administrator shall immediately take all necessary steps and execute all required documents to cause the payment to him of his Accrued Benefit.

5.4  DISABILITY RETIREMENT BENEFITS

     No disability benefits, other than those payable upon termination of employment, are provided in this Plan.

5.5  DEATH BENEFITS

          (a) If a Participant dies prior to his Retirement Date, such Participant's Beneficiary shall receive a death benefit equal to the Actuarial Equivalent of the Accrued Benefit determined as of the Anniversary Date subsequent to or coinciding with the date of death.

          (b) Death benefits payable by reason of the death of a Participant or a Retired Participant shall be paid to his Beneficiary in accordance with the following provisions:

          (1) Upon the death of a Participant subsequent to his Retirement Date, but prior commencement of his retirement benefits, his Beneficiary shall be entitled to a death benefit in an amount equal to the Actuarial Equivalent of the benefit the Participant would have received at his Retirement Date credited with interest subsequent to such date at the rate determined under Code Section 411(c)(2)(C), if applicable.

          (2) Upon the death of a Participant subsequent to the Annuity Starting Date, his Beneficiary shall be entitled to whatever death benefit may be available under the settlement arrangements pursuant to which the Participant's benefit is made payable.

          (3) In the event of a Terminated Participant's death subsequent to his termination of employment, his Beneficiary shall receive the Present Value of such Participant's Vested Accrued Benefit as of the Anniversary Date coinciding with or next following the date of his death.

          (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive the death benefit payable as a result of the death of a Participant as the Administrator may deem desirable. The Administrator's determination of death and the right of any person to receive payment shall be conclusive.

          (d) Unless otherwise elected in the manner prescribed in Section 5.8, the Beneficiary of the death benefit shall be the Participant's spouse, who shall receive such benefit in the form of a Pre-Retirement Survivor Annuity pursuant to Section 5.8. Except, however, the Participant may designate a Beneficiary other than his spouse if:

          (1) the Participant and his spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in Section 5.8, and the spouse has waived his or her right to be the Participant's Beneficiary, or

          (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no qualified domestic relations order which provides otherwise), or

          (3) the Participant has no spouse, or

          (4) the spouse cannot be located.

          In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

          (e) The benefit payable under this Section shall be paid pursuant to the provisions of Sections 5.8 and 5.9.

          (f) In no event shall the death benefit payable to a surviving spouse be less than the Actuarial Equivalent of the "minimum spouse's death benefit."

          (g) For the purposes of this Section, the "minimum spouse's death benefit" means a death benefit for a Vested married Participant payable in the form of a Pre-Retirement Survivor Annuity. Such annuity payments shall be equal to the amount which would be payable as a survivor annuity under the joint and survivor annuity provisions of the Plan if:

          (1) in the case of a Participant who dies after the Earliest Retirement Age, such Participant had retired with an immediate joint and survivor annuity on the day before the Participant's date of death, or

          (2) in the case of a Participant who dies on or before the Earliest Retirement Age, such Participant had:

               (i) separated from service on the earlier of the actual time of separation or the date of his death,

               (ii) survived to the Earliest Retirement Age,

               (iii) retired with an immediate joint and survivor annuity at the Earliest Retirement Age based on his Vested Accrued Benefit on his date of death, and

               (iv) died on the day after the day on which said Participant would have attained the Earliest Retirement Age.

          (h) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the Pre-Retirement Survivor Annuity.

5.6  TERMINATION OF EMPLOYMENT BEFORE RETIREMENT

               (a) Payment to a Former Participant of the Vested portion of his Accrued Benefit, unless he otherwise elects, shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (3) the date the Participant terminates his service with the Employer.

               However, the Administrator shall, at the election of the Participant, direct earlier payment of the Vested portion of the Participant's Accrued Benefit, but not until on or after the Anniversary Date coinciding with or next following termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of
          Section 5.7, including, but not limited to, notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

               However, the Administrator shall direct the earlier payment of the entire Vested portion of the Present Value of Accrued Benefit, but only if it does not exceed and has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997).

               For purposes of this Section 5.6, if the value of a Terminated Participant's Vested portion of the Present Value of Accrued Benefit is zero, the Terminated Participant shall be deemed to have received a distribution of his/her Accrued Benefit and the unvested benefit shall be deemed forfeited as of the Participant's termination date.

               That portion of a Terminated Participant's Accrued Benefit that is forfeited shall be used only to reduce future costs of the Plan at such time as it becomes a forfeiture.

               (b) The Vested portion of any Participant's Accrued Benefit shall be a percentage of such Participant's Accrued Benefit determined on the basis of the Participant's number of Years of Service according to the following schedule:

                              VESTING SCHEDULE
          YEARS OF SERVICE                        PERCENTAGE
            Less than 3                                  0 %
                 3                                      20 %
                 4                                      40 %
                 5                                      60 %
                 6                                      80 %
                 7                                     100 %

               (c) Notwithstanding the vesting provided for in paragraph (b) above, for any Top Heavy Plan Year, the Vested portion of the Accrued Benefit of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the Participant's Accrued Benefit determined on the basis of the Participant's number of Years of Service according to the following schedule:

                              VESTING SCHEDULE
          YEARS OF SERVICE                        PERCENTAGE
            Less than 2                                  0 %
                 2                                      20 %
                 3                                      40 %
                 4                                      60 %
                 5                                      80 %
                 6                                     100 %

               If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

               (d) Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Accrued Benefit shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

               (e) Notwithstanding the vesting schedule above, upon any full or partial termination of the Plan, an affected Participant shall become fully Vested in his Accrued Benefit (to the extent funded as of such date of termination) which shall not thereafter be subject to forfeiture.

               (f) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

               (1)  the adoption date of the amendment,

               (2)  the effective date of the amendment, or

               (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

               (g)(1) If any Terminated Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

               (2) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                    (i) If a Former Participant has a 1-Year Break in Service, his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

                    (ii) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or
                    (B) the aggregate number of his pre-break Years of Service;

                    (iii) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes a Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

                    (iv) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day on which he is credited with an Hour of Service after the first eligibility computation period in which he incurs a 1-Year Break in Service.

5.7  DISTRIBUTION OF BENEFITS

               (a)(1) Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of all of his benefits in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be the Actuarial Equivalent of a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This joint and 50% survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime, which alternative joint and survivor annuity shall be the Actuarial Equivalent of the automatic joint and 50% survivor annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The joint and survivor annuity and the life annuity form of distribution shall be the Actuarial Equivalent of the benefits due the Participant.

               (2) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

               (3) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the Annuity Starting Date.

               (4) With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date a written explanation of:

                    (i) the terms and conditions of the joint and survivor annuity,

                    (ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity,

                    (iii) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

                    (iv) the right of the Participant to revoke such election, and the effect of such revocation.

               (5) The Annuity Starting Date for a distribution in a form other than a qualified joint and survivor annuity may be less than 30 days after receipt of the written explanation described above, provided that:

                    (i) the Administrator clearly informs the Participant that the Participant has a right to a period of 30 days after receiving the notice to consider whether to waive the joint and survivor annuity and elect (with spousal consent) to a form of distribution other than a joint and survivor annuity,

                    (ii) the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant, and

                    (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

                    Notwithstanding the above, the Annuity Starting Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period as provided for above.

               (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive his benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 5.1(c) in one lump-sum payment in cash.

               (c) The present value of a Participant's joint and survivor annuity derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds or has ever exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6,
          1997). Further, the spouse of a Participant must consent in writing to any immediate distribution. Any written consent required by this
          Section 5.7(c) must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 5.7(a)(2). The present value in this regard shall be determined as provided in Section 1.45.

               If the value of the Participant's benefit derived from Employer and Employee contributions does not exceed and has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and his spouse consent in writing to such distribution.

               (d) Any distribution to a Participant who has a benefit which exceeds or has ever exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

               (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code
               Section 417.

               (2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 5.7(e).

               (3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the Annuity Starting Date.

               Notwithstanding the above, the Annuity Starting Date may be a date prior to the date the explanation is provided to the Participant if the distribution does not commence until at least 30 days after such explanation is provided, subject to the waiver of the 30-day period as provided for in Section 5.7(a)(5).

               (4) Consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the Annuity Starting Date.

               (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

               Any such distribution may commence less than 30 days, subject to
          Section 5.7(a)(5), after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

               (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

               (1) A Participant's benefits shall be distributed or must begin to be distributed to him not later than the April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2. Such distribution shall be equal to or greater than any required distribution.

               Alternatively, if the distribution is to be in the form of a joint and survivor annuity or single life annuity as provided in paragraph (a)(1) above, then distributions must begin no later than the applicable April 1st as determined under the preceding paragraph and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) in accordance with Regulations.

               (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

               (f) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall not be redetermined in accordance with Code
          Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

               (g) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

               (h) With respect to distributions under the Plan made for calendar years beginning on or after the later of the Effective Date of this Plan or January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

               (i) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

5.8  DISTRIBUTION OF BENEFITS UPON DEATH5

               (a) Unless otherwise elected as provided below, a Vested Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have his death benefit paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death (but not earlier than the month in which the Participant would have attained the Earliest Retirement Age under the Plan if the Participant dies on or before the Earliest Retirement
          Age). If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date, subject to the rules specified in Section 5.8(g).

               (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 5.7(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

               (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a

          Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

               (d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 5.7(a)(4). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

               (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

               (2) A reasonable period after the individual becomes a Participant;

               (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

               (4) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

               (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after such separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                   For purposes of applying this Section 5.8(d), a reasonable period ending after the enumerated events described in paragraphs (2),
          (3) and (4) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

               (e) If the present value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed and has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), the Administrator shall direct the immediate distribution of such amount to the Participant's spouse. No distribution of the Pre-Retirement Survivor Annuity may be made under the preceding sentence after the annuity starting date unless the spouse consents in writing. The present value in this regard shall be determined as provided in Section 1.45.

                   If the value exceeds or has ever exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 5.7(a)(2).

               (f) To the extent the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary in one lump sum in cash.

               (g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If the death benefit is paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 5.7 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations (and distributions are not to be made in the form of a Pre-Retirement Survivor Annuity), then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

               However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

               (h) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

               (i) With respect to distributions under the Plan made for calendar years beginning on or after the later of the Effective Date of this Plan or January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

               (j) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

5.9  TIME OF DISTRIBUTION

          Except as limited by Sections 5.7 and 5.8, whenever the Trustee is to make a distribution the distribution may be made or begun as soon as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

          Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while any part of the Accrued Benefit could be distributed before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or 62, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

5.10 DISTRIBUTION FOR MINOR BENEFICIARY

          In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

5.11 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

          In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be forfeited and shall be used to reduce the cost of the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored unadjusted for earnings or losses.

5.12 EFFECT OF SOCIAL SECURITY ACT

     Benefits being paid to a Participant or Beneficiary under the terms of the Plan may not be decreased by reason of any post-separation Social Security benefit increases or by the increase of the Social Security wage base under Title II of the Social Security Act. Benefits to which a Former Participant has a Vested interest may not be decreased by reason of an increase in a benefit level or wage base under Title II of the Social Security Act.

5.13 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

     All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the Earliest Retirement Age. For the purposes of this Section, "alternate payee" and "qualified domestic relations order" shall have the meaning set forth under Code Section 414(p).

5.14 LIMITATION OF BENEFITS ON TERMINATION

          (a) Benefits distributed to any of the twenty-five (25) most highly compensated active and Highly Compensated Former Employees with the greatest compensation in the current or prior year are restricted such that the monthly payments are no greater than an amount equal to the monthly payment that would be made on behalf of such individual under a straight life annuity that is the Actuarial Equivalent of the sum of the individual's Accrued Benefit, the individual's other benefits under the Plan (other than a social security supplement within the meaning of Regulation 1.411(a)-7(c)(4)(ii)), and the amount the individual is entitled to receive under a social security supplement. However, the limitation of this Section 5.14 shall not apply if:

          (1) after payment of the benefit to an individual described above, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities, as defined in Code Section 412(l)(7);

          (2) the value of the benefits for an individual described above is less than 1 percent of the value of current liabilities before distribution; or

          (3) the value of the benefits payable under the Plan to an individual described above does not exceed and has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997).

          (b) For purposes of this Section, benefit includes loans in excess of the amount set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the individual's life.

          (c) An individual's otherwise restricted benefit may be distributed in full to the affected individual if, prior to receipt of the restricted amount, the individual enters into a written agreement with the Administrator to secure repayment to the Plan of the restricted amount. The restricted amount is the excess of the amounts distributed to the individual (accumulated with reasonable interest) over the amounts that could have been distributed to the individual under the straight life annuity described above (accumulated with reasonable interest). The individual may secure repayment of the restricted amount upon distribution by:

          (1) entering into an agreement for promptly depositing in escrow with an acceptable depositary, property having a fair market value equal to at least 125 percent of the restricted amount;

          (2) providing a bank letter of credit in an amount equal to at least 100 percent of the restricted amount; or

          (3) posting a bond equal to at least 100 percent of the restricted amount. The bond must be furnished by an insurance company, bonding company or other surety for federal bonds.

          (d) The escrow arrangement may permit an individual to withdraw from escrow amounts in excess of 125 percent of the restricted amount. If the market value of the property in an escrow account falls below 110 percent of the remaining restricted amount, the individual must deposit additional property to bring the value of the property held by the depositary up to 125 percent of the restricted amount. The escrow arrangement may provide that the individual has the right to receive any income from the property placed in escrow, subject to the individual's obligation to deposit additional property, as set forth in the preceding sentence.

          (e) A surety or bank may release any liability on a bond or letter of credit in excess of 100 percent of the restricted amount.

          (f) If the Administrator certifies to the depositary, surety or bank that the individual (or the individual's estate) is no longer obligated to repay any restricted amount, a depositary may deliver to the individual any property held under an escrow arrangement, and a surety or bank may release any liability on an individual's bond or letter of credit.

5.15 ELIMINATION OF LOOKBACK RULE5

          Notwithstanding anything in this Article to the contrary, the "lookback rule" (the "lookback rule" provides that for purposes of determining whether a distribution may be made without consent, if the value at the time of a prior distribution exceeded the applicable dollar threshold (e.g., $5,000) then the value at any subsequent time is deemed to exceed the threshold) will not apply to any distributions made on or after October 17, 2000.

                                   ARTICLE VI
                          CODE SECTION 415 LIMITATIONS

6.1  ANNUAL BENEFIT

     For purposes of this Article, effective January 1, 2001, "annual benefit" means the benefit payable annually under the terms of the Plan (exclusive of any benefit not required to be considered for purposes of applying the limitations of Code Section 415 to the Plan) payable in the form of a straight life annuity with no ancillary benefits. If the benefit under the Plan is payable in any other form, the "annual benefit" shall be adjusted to the equivalent of a straight life annuity pursuant to Section 6.3(c). Notwithstanding the foregoing, with respect to the Code Section 415 limitations prior to the effective date of this Article VI, the Old Law Benefit shall be determined on the basis of Code
Section 415(b)(2)(E) as in effect on December 7, 1994.

6.2  MAXIMUM ANNUAL BENEFIT

          (a) Notwithstanding the foregoing and subject to the exceptions below, the maximum "annual benefit" payable to a Participant under this Plan in any "limitation year" shall equal the lesser of: (1) $90,000, or (2) one hundred percent (100%) of the Participant's "415 Compensation" averaged over the three consecutive "limitation years" (or actual number of "limitation years" for Employees who have been employed for less than three consecutive "limitation years") during which the Employee had the greatest aggregate "415 Compensation" from the Employer.

          Effective for limitation years beginning on and after December 31, 2001, the dollar limitation stated in paragraph (a)(1) above is $160,000.

          (b) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

          (c) Notwithstanding anything in this Article to the contrary, if the Plan was in existence on May 6, 1986, and had complied at all times with the requirements of Code Section 415, the maximum "annual benefit" for any individual who is a Participant as of the first day of the "limitation year" beginning after December 31, 1986, shall not be less than the "current accrued benefit." "Current accrued benefit" shall mean a Participant's Accrued Benefit under the Plan, determined as if the Participant had separated from service as of the close of the last "limitation year" beginning before January 1, 1987, when expressed as an annual benefit within the meaning of Code Section 415(b)(2). In determining the amount of a Participant's "current accrued benefit," the following shall be disregarded: (1) any change in the terms and conditions of the Plan after May 5, 1986; and (2) any cost of living adjustment occurring after May 5, 1986.

          (d) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code
     Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

          (e) The limitation stated in paragraph (a)(2) above for Participants who have separated from service with a non-forfeitable right to an Accrued Benefit shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations.

          (f) For the purpose of this Article, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

          For limitation years after December 31, 2001, a multi-employer plan, as defined in Code Section 414(f), shall not be combined or aggregated with this Plan or any other plan of the Company for purposes of applying the limitation provided at Plan Section 6.2(a)(2).

          (g) For the purpose of this Article, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all Employees of such Employers shall be considered to be employed by a single Employer.

          (h) For the purpose of this Article, if this Plan is a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a single Employer.

6.3  ADJUSTMENTS TO ANNUAL BENEFIT AND LIMITATIONS

          (a) If the "annual benefit" begins before the Participant's Social Security Retirement Age, but on or after age 62, the $90,000 limitation shall be reduced by: (1) in the case of a Participant whose Social Security Retirement Age is 65, 5/9 of 1% for each month by which benefits commence before the month in which the Participant attains age 65, or (2) in the case of a Participant whose Social Security Retirement Age is greater than 65, 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each additional month (up to 24) by which benefits commence before the month in which the Participant attains his Social Security Retirement Age. The preceding adjustment for benefits beginning before Social Security Retirement Age shall be limited to limitation years beginning before 2002. If the "annual benefit" begins before age 62, the $90,000 limitation shall be the actuarial equivalent of the Participant's limitation for benefits commencing at age 62, reduced for each month by which benefits commence before the month in which the Participant attains age 62.

          In order to determine actuarial equivalence for this purpose, the lesser of the equivalent amount computed using the Plan interest rate and Plan mortality table (or other tabular factor) and the amount computed using five percent (5%) interest and the "Applicable Mortality Table" shall be used. However, in order to determine actuarial equivalence prior to August 20, 1996, the "Applicable Interest Rate" shall be substituted for five percent (5%) in the preceding sentence. The mortality decrement shall be ignored to the extent that a forfeiture does not occur at death.

          (b) If the "annual benefit" begins after the Participant's Social Security Retirement Age (or for Plan Years beginning prior to January 1, 1987, age 65) the $90,000 limitation shall be increased so that it is the actuarial equivalent of the $90,000 limitation at the Participant's Social Security Retirement Age (or for Plan Years beginning prior to January 1, 1987, age 65). In order to determine actuarial equivalence for this purpose, the lesser of the equivalent amount computed using the Plan interest rate and Plan mortality table (or other tabular factor) used for actuarial equivalence for late retirement benefits under the Plan and the equivalent annual amount computed using five percent (5%) and the "Applicable Mortality Table" shall be used. The mortality decrement shall be ignored to the extent that a forfeiture does not occur at death.

          (c) For purposes of adjusting the "annual benefit" to a straight life annuity, the equivalent "annual benefit" shall be the greater of the equivalent "annual benefit" computed using the Plan interest rate and Plan mortality table (or other tabular factor) and the equivalent "annual benefit" computed using five percent (5%) interest rate assumption and the "Applicable Mortality Table." If the "annual benefit" is paid in a form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, the "Applicable Interest Rate" shall be substituted for five percent (5%) in the preceding sentence.

          (d) For purposes of Sections 6.1, 6.3(a) and 6.3(b), no adjustments under Code Section 415(d) shall be taken into account before the "limitation year" for which such adjustment first takes effect.

          (e) For purposes of Section 6.1, no adjustment is required for qualified joint and survivor annuity benefits, pre-retirement death benefits and post-retirement medical benefits.

          (f) Notwithstanding the foregoing, the Code Section 415(b) limitations of Section 6.3(c) shall apply to the total benefit. However, the Participant shall receive a benefit no less than the Old Law Benefit.

6.4  ANNUAL BENEFIT NOT IN EXCESS OF $10,000

     This Plan may pay an "annual benefit" to any Participant in excess of his maximum "annual benefit" if the "annual benefit" derived from Employer contributions under this Plan and all other defined benefit plans maintained by the Employer does not in the aggregate exceed $10,000 for the "limitation year" or for any prior "limitation year" and the Employer has not at any time maintained a defined contribution plan in which the Participant participated. For purposes of this paragraph, if this Plan provides for voluntary or mandatory Employee contributions, such contributions will not be considered a separate defined contribution plan maintained by the Employer.

6.5  PARTICIPATION OR SERVICE REDUCTIONS

     If a Participant has less than ten (10) years of participation in the Plan at the time he begins to receive benefits under the Plan, the limitations in Sections 6.2(a)(1) and 6.3 shall be reduced by multiplying such limitations by a fraction (a) the numerator of which is the number of years of participation (or part thereof) in the Plan and (b) the denominator of which is ten (10), provided, however, that said fraction shall in no event be less than 1/10th. The limitations of Sections 6.2(a)(2) and 6.4 shall be reduced in the same manner except the preceding sentence shall be applied with respect to years of service with the Employer rather than years of participation in the Plan.

6.6  MULTIPLE PLAN REDUCTION

          (a) The provisions of this Section 6.6 shall apply to "limitation years" beginning prior to the first day of the first "limitation year" beginning after December 31, 1999.

          (b) If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

          (c) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code

     Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b)

          Notwithstanding the above, if the Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.

          (d)(1) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

          If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

     (2) For purposes of this Article, the term "participant's account" shall mean the account established and maintained by the Administrator for each Participant with respect to his total interest in the defined contribution plan maintained by the Employer resulting from "annual additions."

     (3) For purposes of this Article, the term "annual additions" shall mean the sum credited to a "participant's account" for any "limitation year" of
     (A) Employer contributions, (B) Employee contributions, (C) forfeitures,
     (D) amounts allocated after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer, and (E) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code
     Section 419(e)) maintained by the Employer. Except, however, the percentage limitation referred to in (4)(B) below shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1). Notwithstanding the foregoing, for "limitation years" beginning prior to January 1, 1987, only that portion of Employee contributions equal to the lesser of Employee contributions in excess of six percent (6%) of "415 Compensation" or one-half of Employee contributions shall be considered an "annual addition."

     (4) If, as a result of a reasonable error in estimating a Participant's compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, voluntary employee contributions for the "limitation year" would cause the "annual additions" credited to a "participant's account" to exceed the lesser of (A) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or
     (B) twenty-five percent (25%) of the Participant's "415 Compensation" for such limitation year, the Administrator shall, pursuant to Regulation 1.415-6(b)(6)(iv), return such voluntary employee contributions and distribute any gains attributable to such voluntary employee contributions to the Participant to the extent necessary so that "annual additions" for the "limitation year" do not exceed the lesser of (A) or (B).

     (e) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for 125 percent in Sections 6.6(c) and 6.6(d)(1).

     (f) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any

     Participant in this Plan, the Administrator shall limit, to the extent necessary, the "annual additions" to such "participant's account" for such "limitation year." If, after limiting the "annual additions" to such "participant's account" for the "limitation year," the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

6.7  INCORPORATION BY REFERENCE

     Notwithstanding anything contained in this Article to the contrary, the limitations, adjustments and other requirements prescribed in this Article shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

6.8  BENEFIT INCREASES

     Benefit increases resulting from the increase in the limitations of Code
Section 415(b) as expressed in the second paragraph of Plan Section 6.2(a), the second paragraph of Plan Section 6.2(f), the elimination of the application of the first paragraph of Plan Section 6.3(a) and the increase after age 65 beginning in 2002 in Plan Section 6.3(b), shall be provided to all employees participating in the Plan who have one Hour of Service on or after the first day of the first limitation year ending after December 31, 2001.

                                   ARTICLE VII
                                     TRUSTEE

7.1  BASIC RESPONSIBILITIES OF THE TRUSTEE

     (a) The Trustee shall have the following categories of responsibilities:

     (1) Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of the Employer or an Investment Manager if the Trustee should appoint such manager as to all or a portion of the assets of the Plan;

     (2) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

     (3) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per Section 7.7.

     (b) In the event that the Trustee shall be directed by the Employer, or an Investment Manager with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

          (1) The Trustee shall be entitled to rely fully on the written instructions of the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

          (2) The Trustee may delegate the duty to execute such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

          (c) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

7.2  INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

          (a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as a qualified Pension Plan and Trust.

          (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

7.3  OTHER POWERS OF THE TRUSTEE

     The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

          (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

          (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

          (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

          (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

          (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

          (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

          (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

          (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

          (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

          (k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

          (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

          (m) To invest in Treasury Bills and other forms of United States government obligations;

          (n) To invest in shares of investment companies registered under the Investment Company Act of 1940;

          (o) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

          (p) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

          (q) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

          (r) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

7.4  LOANS TO PARTICIPANTS

          (a) The Trustee may, in the Trustee's discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time.

          (b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

          (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

          (2) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

               For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be unreduced.

               Notwithstanding the above, if the Participant is an affected individual under Section 5.14, the total of all the affected individual's outstanding loans will not exceed the amount that such affected individual would be entitled to under Section 5.14.

          (c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five
     (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a principal residence has the same meaning as a principal residence under Code Section 1034. Notwithstanding the foregoing, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code Section 267(c)(4)) may provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Additionally, loans made prior to January 1, 1987, may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization. Loan repayments will be suspended under this Plan as permitted under Code
     Section 414(u)(4).

          (d) Any loan made pursuant to this Section after August 18, 1985, where the Vested interest of the Participant is used to secure such loan shall require the written consent of the Participant's spouse in a manner consistent with Section 5.7(a)(2). Such written consent must be obtained within the 90-day period prior to the date the loan is made. Any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of the death benefit or the Pre-Retirement Survivor Annuity. However, no spousal consent shall be required under this paragraph if the total accrued benefit subject to the security is not in excess of $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997).

          (e) Any loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988 shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

          (1) the identity of the person or positions authorized to administer the Participant loan program;

          (2) a procedure for applying for loans;

          (3) the basis on which loans will be approved or denied;

          (4) limitations, if any, on the types and amounts of loans offered;

          (5) the procedure under the program for determining a reasonable rate of interest;

          (6) the types of collateral which may secure a Participant loan; and

          (7) the events constituting default and the steps that will be taken to preserve Plan assets.

               Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

7.5  DUTIES OF THE TRUSTEE REGARDING PAYMENTS

     At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

7.6  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

     The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

7.7  ANNUAL REPORT OF THE TRUSTEE

     Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

          (a) the net income, or loss, of the Trust Fund;

          (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

          (c) the increase, or decrease, in the value of the Trust Fund;

          (d) all payments and distributions made from the Trust Fund; and

          (e) such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

7.8  AUDIT

          (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently. All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

          (b) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

7.9  RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

          (a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

          (b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

          (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

          (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as

     Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

          (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 7.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section
     7.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in
     Section 7.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.

7.10 TRANSFER OF INTEREST

     Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

7.11 DIRECT ROLLOVER

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) For purposes of this Section the following definitions shall apply:

          (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under


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          Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) after December 31, 1999; and any other distribution that is reasonably expected to total less than $200 during a year.

          (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
          Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          Effective on and after January 1, 2002, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

          (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE VIII
                                 PLAN AMENDMENT

8.1  AMENDMENT

          (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator, other than an amendment to remove the Trustee or Administrator, may only be made with the Trustee's and Administrator's written consent. Any such amendment shall


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

     become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

          (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the Accrued Benefit of any Participant (except to the extent permitted under Code Section 412(c)(8)); or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

          (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

          (d) If this Plan is amended and an effect of such amendment is to increase current liability (as defined in Code Section 401(a)(29)(E)) under the Plan for a Plan Year, and the funded current liability percentage of the Plan for the Plan Year in which the amendment takes effect is less than sixty percent (60%), including the amount of the unfunded current liability under the Plan attributable to the amendment, the amendment shall not take effect until the Employer (or any member of a controlled group which includes the Employer) provides security to the Plan. The form and amount of such security shall satisfy the requirements of Code Section 401(a)(29)(B) and (C). Such security may be released provided the requirements of Code Section 401(a)(29)(D) are satisfied.

                                   ARTICLE IX
                                PLAN TERMINATION

9.1  TERMINATION

          (a) The Employer shall have the right to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. However, any termination (other than a partial termination or an involuntary termination pursuant to Act Section 4042) must satisfy the requirements and follow the procedures outlined herein and in Act Section 4041 for a Standard Termination or a Distress Termination. Upon any termination (full or partial), all amounts shall be allocated in accordance with the provisions hereof and the


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

     Accrued Benefit, to the extent funded as of such date, of each affected Participant shall become fully Vested and shall not thereafter be subject to forfeiture.

          (b) Standard Termination Procedure --

          (1) The Administrator shall first notify all "affected parties" (as defined in Act Section 4001(a)(21)) of the Employer's intention to terminate the Plan and the proposed date of termination. Such termination notice must be provided at least sixty (60) days prior to the proposed termination date. However, in the case of a standard termination, it shall not be necessary to provide such notice to the Pension Benefit Guaranty Corporation (PBGC). As soon as practicable after the termination notice is given, the Administrator shall provide a follow-up notice to the PBGC setting forth the following:

               (i) a certification of an enrolled actuary of the projected amount of the assets of the Plan as of the proposed date of final distribution of assets, the actuarial present value of the "benefit liabilities" (as defined in Act Section 4001(a)(16)) under the Plan as of the proposed termination date, and confirmation that the Plan is projected to be sufficient for such "benefit liabilities" as of the proposed date of final distribution;

               (ii) a certification by the Administrator that the information provided to the PBGC and upon which the enrolled actuary based his certification is accurate and complete; and

               (iii) such other information as the PBGC may prescribe by regulation.

          The certification of the enrolled actuary and of the Administrator shall not be applicable in the case of a plan funded exclusively by individual insurance contracts.

          (2) No later than the date on which the follow-up notice is sent to the PBGC, the Administrator shall provide all Participants and Beneficiaries under the Plan with an explanatory statement specifying each such person's "benefit liabilities," the benefit form on the basis of which such amount is determined, and any additional information used in determining "benefit liabilities" that may be required pursuant to regulations promulgated by the PBGC.

          (3) A standard termination may only take place if at the time the final distribution of assets occurs, the Plan is sufficient to meet all "benefit liabilities" determined as of the termination date.

          (c) Distress Termination Procedure --


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

          (1) The Administrator shall first notify all "affected parties" of the Employer's intention to terminate the Plan and the proposed date of termination. Such termination notice must be provided at least 60 days prior to the proposed termination date. As soon as practicable after the termination notice is given, the Administrator shall also provide a follow-up notice to the PBGC setting forth the following:

               (i) a certification of an enrolled actuary of the amount, as of the proposed termination date, of the current value of the assets of the Plan, the actuarial present value (as of such date) of the "benefit liabilities" under the Plan, whether the Plan is sufficient for "benefit liabilities" as of such date, the actuarial present value (as of such date) of benefits under the Plan guaranteed under Act Section 4022, and whether the Plan is sufficient for guaranteed benefits as of such date;

               (ii) in any case in which the Plan is not sufficient for "benefit liabilities" as of such date, the name and address of each Participant and Beneficiary under the Plan as of such date;

               (iii) a certification by the Administrator that the information provided to the PBGC and upon which the enrolled actuary based his certification is accurate and complete; and

               (iv) such other information as the PBGC may prescribe by regulation.

          The certification of the enrolled actuary and of the Administrator shall not be applicable in the case of a plan funded exclusively by individual insurance contracts.

          (2) A distress termination may only take place if:

               (i) the Employer demonstrates to the PBGC that such termination is necessary to enable the Employer to pay its debts while staying in business, or to avoid unreasonably burdensome pension costs caused by a decline in the Employer's work force;

               (ii) the Employer is the subject of a petition seeking liquidation in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date; or

               (iii) the Employer is the subject of a petition seeking reorganization in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date, and the bankruptcy court (or such other appropriate court) approves the


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

               termination and determines that the Employer will be unable to continue in business outside a Chapter 11 reorganization process and that such termination is necessary to enable the Employer to pay its debts pursuant to a plan of reorganization.

               (d) Priority and Payment of Benefits: In the case of a distress termination, upon approval by the PBGC that the Plan is sufficient for "benefit liabilities" or for "guaranteed benefits," or in the case of a standard termination, a letter of non-compliance has not been issued within the sixty (60) day period (as extended) following the receipt by the PBGC of the follow-up notice, the Administrator shall allocate the assets of the Plan among Participants and Beneficiaries pursuant to Act Section 4044(a). As soon as practicable thereafter, the assets of the Trust shall be distributed to the Participants and Beneficiaries, in cash or through the purchase of irrevocable commitments from an insurer, in a manner consistent with Section 5.7. However, if all liabilities with respect to Participants and Beneficiaries under the Plan have been satisfied and there remains a balance in the Trust due to erroneous actuarial computation, such balance, if any, shall be returned to the Employer. In the case of a distress termination in which the PBGC is unable to determine that the Plan is sufficient for guaranteed benefits, the assets of the Plan shall only be distributed in accordance with proceedings instituted by the PBGC.

               (e) The termination of the Plan shall comply with such other requirements and rules as may be promulgated by the PBGC under authority of Title IV of the Act, including any rules relating to time periods or deadlines for providing notice or for making a necessary filing.

9.2  LIMITATION OF BENEFITS ON PLAN TERMINATION

     In the event of Plan termination, the benefit of any Highly Compensated Participant or any Highly Compensated Former Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

                                    ARTICLE X
                   MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

10.1 REQUIREMENTS

     Before this Plan can be merged or consolidated with any other qualified plan or its assets or liabilities transferred to any other qualified plan, the Administrator must secure (and file with the Secretary of Treasury at least 30 days beforehand) a certification from a government-enrolled actuary that the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 8.1.


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

                                   ARTICLE XI
                                    TOP HEAVY

11.1 TOP HEAVY PLAN REQUIREMENTS

     For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 5.6 of the Plan and the special minimum benefit requirements of Code Section 416(c) pursuant to Section
5.2 of the Plan.

11.2 DETERMINATION OF TOP HEAVY STATUS

          (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

               If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

          (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date shall be determined under applicable provisions of the defined contribution plan used in determining Top Heavy Plan status.

          (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.


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

          (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

          In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

          (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

          In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

          (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

          (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

          (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

          (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, a Participant's Present Value of Accrued Benefit shall be determined:

          (1) in the case of a Participant other than a Key Employee, using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

          (2) as of the most recent "actuarial valuation date," which is the most recent valuation date within a twelve (12) month period ending on the Determination Date.

          (3) for the first Plan Year, as if (a) the Participant terminated service as of the Determination Date; or (b) the Participant terminated service as of the actuarial valuation date, but taking into account the estimated Accrued Benefits as of the Determination Date.

          (4) for the second Plan Year, the Accrued Benefit taken into account for a current Participant must not be less than the Accrued Benefit taken into account for the first Plan Year unless the difference is attributable to using an estimate of the Accrued Benefit as of the Determination Date for the first Plan Year and using the actual Accrued Benefit for the second Plan Year.

          (5) for any other Plan Year, as if the Participant terminated service as of the actuarial valuation date.

          (6) the actuarial valuation date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that Plan Year.

          (7) by not taking into account proportional subsidies.

          (8) by taking into account nonproportional subsidies.

          (g) The calculation of a Participant's Present Value of Accrued Benefit as of a Determination Date shall be the sum of:

          (1) the Present Value of Accrued Benefit using the actuarial assumptions of Section 1.3, which assumptions shall be identical for all defined benefit plans being tested for Top Heavy Plan status.

          (2) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Present Value of Accrued Benefit as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, benefits paid on account of death, to the extent such benefits do not exceed the Present Value of Accrued Benefits existing immediately prior to death, shall be treated as distributions for the purposes of this paragraph.

          (3) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible Qualified Voluntary Employee Contributions shall not be considered to be a part of the Participant's Present Value of Accrued Benefit.

          (4) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983, as part of the Participant's Present Value of Accrued Benefit.

          (5) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall consider such rollovers or plan-to-plan transfers as part of the Participant's Present Value of Accrued Benefit, irrespective of the date on which such rollovers or plan-to-plan transfers are accepted.

          (6) for the purposes of determining whether two employers are to be treated as the same employer in (4) and (5) above, all employers aggregated under Code Section 414(b), (c), (m) or (o) are treated as the same employer.

          (h) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

          (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

          (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

               exceeds sixty percent (60%) of a similar sum determined for all Participants.


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                                   ARTICLE XII
                                  MISCELLANEOUS

12.1 PARTICIPANT'S RIGHTS

     This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

12.2 ALIENATION

          (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

          (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant's Accrued Benefit. If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant's Accrued Benefit, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.7 and 2.8.

          (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

          (d) This provision shall not apply to any order or judgment within the meaning of Code Section 401(a)(13)(C) related to a Participant who violates Title I or IV of ERISA and such order or judgment requires a payment to the Plan for such violation. It is specifically intended that any offset to a Participant's benefit under this section be in compliance with Code Section 401(a)(13)(C) and any related regulations, notices or announcements of the Internal Revenue Service.

12.3 CONSTRUCTION OF PLAN

     This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of New York, other than its laws respecting choice of law, to the extent not preempted by the Act.

12.4 GENDER AND NUMBER

     Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

12.5 LEGAL ACTION

     In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

12.6 PROHIBITION AGAINST DIVERSION OF FUNDS

          (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

          (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one
     (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the


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     excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

12.7  BONDING

      Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

12.8  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

      Neither the Employer, the Administrator, nor the Trustee, nor their successors shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

12.9  INSURER'S PROTECTIVE CLAUSE

      Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

12.10 RECEIPT AND RELEASE FOR PAYMENTS

      Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.


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12.11 ACTION BY THE EMPLOYER

      Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

12.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

      The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or as accepted by or assigned to them pursuant to any procedure provided under the Plan, including but not limited to any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, unless otherwise indicated herein or pursuant to such agreements, the Employer shall have the duties specified in
Article II hereof, as the same may be allocated or delegated thereunder, including but not limited to the responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the responsibility for the administration of the Plan, including but not limited to the items specified at Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the responsibility of management and control of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan and any agreement with the Trustee. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

12.13 HEADINGS

      The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.


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12.14 APPROVAL BY INTERNAL REVENUE SERVICE

           (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

           (b) Notwithstanding any provisions to the contrary, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer shall, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

12.15 UNIFORMITY

      All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

                                  ARTICLE XIII
                             PARTICIPATING EMPLOYERS

13.1  ADOPTION BY OTHER EMPLOYERS

      Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

13.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS

           (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

           (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.


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          (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and the Participant's Present Value of Accrued Benefit as well as his accumulated service time with the transferor or predecessor and his length of participation in the Plan, shall continue to his credit.

          (d) Any contributions made by a Participating Employer, as provided for in this Plan, shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. On the basis of information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Accrued Benefits of the Participants of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in any event of Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

          (e) In the event of termination of employment of any transferred Employee, any portion of the Accrued Benefit of such Employee which has not been Vested under the provisions of this Plan shall be allocated by the Trustee at the direction of the Administrator to the respective equities of the Participating Employers for whom such Employee has rendered service in the proportion that each Participating Employer has contributed toward the benefits of such Employee. The amount so allocated shall be retained by the Trustee and shall be used to reduce the contribution by the respective Participating Employer, for the next succeeding year or years.

          (f) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

13.3 DESIGNATION OF AGENT

     Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

13.4 EMPLOYEE TRANSFERS

     It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his


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accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

13.5 AMENDMENT

     Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

13.6 DISCONTINUANCE OF PARTICIPATION

     Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees, provided however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

13.7 ADMINISTRATOR'S AUTHORITY

     The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.


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     IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

                                                Reserve Management Corporation

                                                By
                                                   ---------------------------
                                                         EMPLOYER

                                                ATTEST
                                                      ------------------------


                                                ------------------------------
                                                TRUSTEE


                                                ------------------------------
                                                TRUSTEE


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